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Exhibit 99.3

For Immediate Release April 16, 2003	Media Contact Maria Foley 617-591-5690	Investor Contact Carol Miceli 617-761-8935

Genzyme Molecular Oncology Reports First Quarter 2003 Results
Kidney Cancer Clinical Trial Enrolling Patients/Treatment Underway

        FRAMINGHAM, Mass.—Genzyme Corp. today reported first quarter financial results for its Genzyme Molecular Oncology division (Nasdaq:GZMO).

        Revenues to Genzyme Molecular Oncology for the first quarter of 2003 were $2.2 million, down from $2.4 million in the first quarter of 2002.

        Expenditures on total research and development, including collaborator-funded expenses, were $5.4 million ($4.2 million in research and development and $1.2 million in collaborator-funded research) for the first quarter, down from $6.4 million ($5.3 million in research and development and $1.1 million in collaborator-funded research) in the first quarter of 2002.

        The decrease reflects Genzyme Molecular Oncology's planned reduction in research and development activities in order to manage its cash position. The division is focused on pursuing only the programs that it believes have the most potential for product commercialization and valuable collaborations.

        Net loss allocated to Genzyme Molecular Oncology stock for the first quarter of 2003 was $4.8 million, or $0.28 per share, compared to a net loss of $6.0 million, or $0.36 per share, for the first quarter of 2002.

        "We are managing our finances very closely, while we continue to advance our clinical programs and engage in partnering discussions," stated Gail Maderis, president, Genzyme Molecular Oncology. "We are maintaining good momentum and are on track to achieve our projected milestones this year."

        Genzyme Molecular Oncology ended the first quarter with $6.8 million in cash and marketable securities. It also has access to $11 million through its financing arrangement with Genzyme General and additional funding through Genzyme Corporation's revolving credit facility.

Progress in the Clinic

        Genzyme Molecular Oncology expects to complete patient enrollment by the end of the summer in its ongoing Phase I/II clinical trial in advanced kidney cancer. This trial uses a patient-specific, electrofusion vaccine approach. Up to twenty patients will be enrolled in the multi-center trial. Genzyme Molecular Oncology expects that a majority of patients will complete their treatment in the trial by the end of the year.

        Genzyme Molecular Oncology announced data last month from its Phase I/II patient-specific clinical trials in melanoma and kidney cancer. Data from its breast cancer trial was announced last December. These studies used a chemical fusion approach to produce the therapeutic vaccine. The aggregate data established that the vaccine could induce measurable clinical and immunologic reactions following vaccination in a small group of patients, with mild side-effects or toxicity.

        In keeping with its selective approach to clinical development, Genzyme Molecular Oncology will evaluate these data, along with findings from the electrofusion study, to determine if either has significant commercial potential. Similarly, it will evaluate data from its two antigen-specific clinical trials in melanoma to determine future direction with this approach.

        Positive final data were reported by Genzyme Molecular Oncology earlier this year from its ex vivo study in melanoma. Data from its in vivo clinical trial is now being analyzed and is expected to be announced at the spring meeting of the American Society of Clinical Oncology.

Program Updates

        Genzyme Molecular Oncology received U.S. patent protection in the first quarter of 2003 covering a novel peptide discovered using its proprietary SPHERE™ (Solid Phase Epitope Recovery) screening technology. This peptide has potential application in the treatment of breast and ovarian cancers, and could be used as an active immunotherapy that attacks and destroys cancer cells expressing the HER-2 antigen.

        Genzyme Molecular Oncology also continues research on its first group of patented SPHERE peptides directed at melanoma, with the expectation of moving them into the clinic next year. Three U.S. patents have now been issued related to SPHERE, covering the method and various, novel peptides.

        Genzyme Molecular Oncology is making strong progress in advancing its antigen discovery collaboration with Purdue Pharma. More than three dozen candidate antigens that are prevalent across a variety of cancer indications have now been presented to Purdue for consideration. Purdue has chosen several of these antigens for validation and launched a formal program to advance specific ones from this group into preclinical research.

        Genzyme Molecular Oncology's advances in its discovery and antiangiogenesis programs were to have been highlighted at the American Association of Cancer Research (AACR) meeting that was cancelled earlier this month due to concern regarding severe acute respiratory syndrome (SARS). Genzyme Molecular Oncology was scheduled to present eight posters at the conference illustrating the strength of these programs. Among those to be featured was a poster unveiling six previously unknown antigens that lie in biological pathways regarded to be important in cancer.

        Genzyme Molecular Oncology and its antiangiogenesis research collaborator, Kirin Brewery of Japan, also were to present several posters at AACR highlighting their work with tumor endothelial markers, or TEMs. This research illustrates that tumor blood vessels are unique from normal vasculature and highlights the importance of the TEMs as targets. Genzyme Molecular Oncology's research in this area has also yielded new targets and new model systems that are more representative of human disease for use in developing therapeutic agents to treat cancer.

        "We're very excited about the progress we are making in our antiangiogenesis research," stated Maderis. "We are seeing biologic activity in some of our TEMs, and are on track to achieve research milestones from Kirin and select an antibody as a clinical candidate before the end of the year. We also have fifteen targets not included in this collaboration that are in various stages of validation."

        AACR is currently investigating whether the cancelled conference will be rescheduled. Genzyme Molecular Oncology is awaiting guidance from the organization before deciding how to release data from its eight posters.

About Genzyme Molecular Oncology

        Genzyme Molecular Oncology is developing a new generation of cancer products focusing on cancer vaccines and angiogenesis inhibitors. It is shaping these new therapies through the integration of its genomics, gene and cell therapy, small-molecule drug discovery, and protein therapeutic capabilities. Genzyme Molecular Oncology is a division of Genzyme Corporation. For more information on Genzyme Molecular Oncology, please visit its website at www.genzymemolecularoncology.com

        This press release contains forward-looking statements, including the statements regarding Genzyme Molecular Oncology's ability to meet its projected milestones for the year; the time at which patient enrollment and treatment in the patient-specific, electrofusion vaccine trial will be completed; the reporting of clinical data from the antigen-specific, in vivo vaccine trial; the application of SPHERE peptides in making clinically-relevant cancer vaccines and the initiation of clinical trials of the

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melanoma SPHERE peptides; and the ability to achieve research milestones from Kirin and the selection of an antibody candidate under the Kirin collaboration. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the ability to attract, enroll and successfully treat patients in the patient-specific, electrofusion vaccine trial and the ability to manufacture sufficient supply of product, the actual timing for data analysis and presentation for the antigen-specific, in vivo vaccine trial; the results of research and preclinical activities directed to the SPHERE peptides and the content and timing of decisions made by the FDA regarding the clinical development of these peptides; the ability to develop successfully an active immunotherapy product using SPHERE peptides; the results and timing of research activities under the Kirin collaboration; and the factors contained under the caption "Factors Affecting Future Operating Results" in Exhibit 99.2 to Genzyme Corporation's 2002 Annual Report on Form 10-K. Genzyme Molecular Oncology Division common stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme Molecular Oncology Division common stock are subject to all of the risks and uncertainties described in those reports. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release and we undertake no obligation to update or revise the statements.

        Genzyme® is a registered trademark and SPHERE is a trademark of Genzyme Corporation. All rights reserved.

# # #

Conference Call Information

        There will be a conference call today at 1:00 p.m. ET to discuss Genzyme Molecular Oncology's first quarter financial results. If you would like to participate in the call, please dial 719-457-2642. A replay of this call will be available from 3:00 p.m. ET through midnight on April 23 by dialing 719-457-0820. Please reference reservation number 249502. This call will also be webcast live over the Internet at http://www.genzyme.com/corp/investors/events_home.asp

Upcoming Events

        Genzyme Corporation will report second quarter 2003 financial results on July 16. If you would like to participate in any of these calls, please dial 719-457-2642 at 11:00 a.m. for Genzyme General, at 1:00 p.m. for Genzyme Molecular Oncology, and 3:00 p.m. for Genzyme Biosurgery. There is no passcode necessary. Please refer to www.genzyme.com one week prior to the financial reporting date for any updates to this information. These calls will also be webcast live over the Internet at http://www.genzyme.com/corp/investors/events_home.asp

        Genzyme's press releases and other company information are available at www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.

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GENZYME MOLECULAR ONCOLOGY (A Division of Genzyme Corporation)

Combined Statements of Operations

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Total revenues	$2,188	$2,422
Operating costs and expenses:
Cost of revenues	1,172	1,254
Selling, general and administrative	1,734	2,069
Research and development	4,191	5,298

Total operating costs and expenses	7,097	8,621

Operating loss	(4,909)	(6,199)

Other income (expenses):
Interest income	114	188
Interest expense	(20)	(20)

Total other income (expenses)	94	168

Division net loss and net loss allocated to Molecular Oncology Stock	$(4,815)	$(6,031)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.28)	$(0.36)

Weighted average shares outstanding	16,939	16,763

Condensed Combined Balance Sheets
(Unaudited, amounts in thousands)

	March 31, 2003	December 31, 2002
Cash and all marketable securities	$6,751	$13,112
Other current assets	661	843
Equipment, net	16	26

Total assets	$7,428	$13,981

Current liabilities	$8,670	$10,427
Division equity	(1,242)	3,554

Total liabilities and division equity	$7,428	$13,981

Genzyme Molecular Oncology (A Division of Genzyme Corporation)
Analyst Schedule
(Unaudited, amounts in thousands, except percentage and per share amounts)

	Q1-02	Q2-02	Q3-02	Q4-02	Q1-03	Q1-03 vs. Q1-02 % B/(W)	FY 2001	FY 2002	YTD 3/31/03
Total revenues	$2,422	$2,346	$2,282	$2,339	$2,188	(10%)	$6,562	$9,389	$2,188
Gross profit	1,168	1,011	1,131	1,224	1,016	(13%)	3,486	4,534	1,016
SG&A expense	2,069	2,124	1,746	1,463	1,734	16%	7,552	7,402	1,734
R&D expense	5,298	5,323	5,876	5,060	4,191	21%	26,540	21,557	4,191

Operating loss	(6,199)	(6,436)	(6,491)	(5,299)	(4,909)	21%	(30,606)	(24,425)	(4,909)
Other income (expenses):
Interest income	188	219	206	178	114	(39%)	945	791	114
Interest expense	(20)	(20)	(20)	(20)	(20)	0%	(57)	(80)	(20)

Loss before income taxes	(6,031)	(6,237)	(6,305)	(5,141)	(4,815)	20%	(29,718)	(23,714)	(4,815)
Tax benefit	—	—	—	—	—	—	—	—

Net loss allocated to Molecular Oncology Stock	$(6,031)	$(6,237)	$(6,305)	$(5,141)	$(4,815)	20%	$(29,718)	$(23,714)	$(4,815)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.36)	$(0.37)	$(0.37)	$(0.30)	$(0.28)	22%	$(1.82)	$(1.41)	$(0.28)

Weighted average shares outstanding	16,763	16,801	16,847	16,897	16,939	1%	16,350	16,827	16,939

Genzyme Molecular Oncology (A Division of Genzyme Corporation)
Analyst Schedule
(Unaudited, amounts in thousands, except percentage amounts)

	Q1-02	Q2-02	Q3-02	Q4-02	Q1-03	FY 2001	FY 2002	YTD 3/31/03
Total revenues	$2,422	$2,346	$2,282	$2,339	$2,188	$6,562	$9,389	$2,188
Gross margin	48%	43%	50%	52%	46%	53%	48%	46%
SG&A expense as % of total revenue	85%	91%	77%	63%	79%	115%	79%	79%
R&D expense as % of total revenue	219%	227%	257%	216%	192%	404%	230%	192%
Operating loss as % of total revenue	(256%)	(274%)	(284%)	(227%)	(224%)	(466%)	(260%)	(224%)
	Q1-02	Q2-02	Q3-02	Q4-02	Q1-03	FY 2001	FY 2002	Q1-03
Other selected financial data:
Cash and all marketable securities	$32,564	$25,477	$18,021	$13,112	$6,751	$41,135	$13,112	$6,751
Working capital	11,337	(271)	8,846	3,528	(1,258)	28,807	3,528	(1,258)
Equipment, net	88	59	38	26	16	119	26	16
Total assets	33,315	26,157	18,460	13,981	7,428	42,419	13,981	7,428
Division equity	20,694	14,809	8,693	3,554	(1,242)	26,813	3,554	(1,242)

GENZYME CORPORATION

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Total revenues	$381,859	$297,940

Operating costs and expenses:
Cost of products and services sold	111,812	87,172
Selling, general and administrative	114,224	102,958
Research and development	75,631	82,141
Amortization of intangibles	17,505	17,597

Total operating costs and expenses	319,172	289,868

Operating income	62,687	8,072

Other income (expenses):
Equity in net loss of unconsolidated affiliates	(4,194)	(4,094)
Gain on investments in equity securities	—	166
Other	750	(864)
Investment income	11,614	13,437
Interest expense	(6,490)	(6,806)

Total other income (expenses)	1,680	1,839

Income before income taxes	64,367	9,911
Provision income taxes	(18,998)	(3,138)

Net income (loss) before cumulative effect of change in accounting for goodwill	45,369	6,773
Cumulative effect of change in accounting for goodwill (1)	—	(98,270)

Net income (loss) (1)	$45,369	$(91,497)

Net income (loss) per share:
Allocated to Genzyme General Stock:
Genzyme General division net income	$57,793	$24,309
Tax benefit allocated from Genzyme Biosurgery	2,322	4,299
Tax benefit allocated from Genzyme Molecular Oncology	1,763	2,130

Net income allocated to Genzyme General Stock	$61,878	$30,738

Net income per share of Genzyme General Stock:
Basic	$0.29	$0.14

Diluted (2)	$0.28	$0.14

Weighted average shares outstanding:
Basic	215,091	213,332

Diluted (2)	220,432	221,064

Allocated to Biosurgery Stock:
Genzyme Biosurgery net loss before cumulative effect of change in accounting for goodwill	$(14,102)	$(20,382)
Cumulative effect of change in accounting for goodwill (1)	—	(98,270)

Genzyme Biosurgery division net loss	(14,102)	(118,652)
Allocated tax benefit	2,408	2,448

Net loss allocated to Biosurgery Stock (1)	$(11,694)	$(116,204)

Net loss per share of Biosurgery Stock—basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(0.29)	$(0.46)
Per share cumulative effect of change in accounting for goodwill (1)	—	(2.48)

Net loss per share of Biosurgery Stock—basic and diluted (1)	$(0.29)	$(2.94)

Weighted average shares outstanding	40,578	39,564

Allocated to Molecular Oncology Stock:
Net loss	$(4,815)	$(6,031)

Net loss per share of Molecular Oncology Stock-basic and diluted	$(0.28)	$(0.36)

Weighted average shares outstanding	16,939	16,763

(1)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," we ceased amortizing goodwill. In connection with the adoption of SFAS No. 142, we tested the goodwill of our cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery for the three months ended March 31, 2002.
(2)
Net income per share allocated to Genzyme General Stock on a diluted basis and weighted average shares-diluted for both periods presented includes the dilutive effect of options, stock purchase rights and warrants, but excludes the effect of the convertible subordinated debentures allocated to Genzyme General as the effect would be anti-dilutive in each period.

GENZYME CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	March 31, 2003	December 31, 2002
Cash and all marketable securities	$1,234,318	$1,195,004
Other current assets	693,277	676,231
Property, plant and equipment, net	831,040	802,448
Intangibles, net	1,309,049	1,326,553
Other assets	93,115	82,813

Total assets	$4,160,799	$4,083,049

Current liabilities	$616,028	$607,800
Noncurrent liabilities	770,703	777,402
Stockholders' equity	2,774,068	2,697,847

Total liabilities and stockholders' equity	$4,160,799	$4,083,049

QuickLinks

  Exhibit 99.3
Genzyme Molecular Oncology Reports First Quarter 2003 Results Kidney Cancer Clinical Trial Enrolling Patients/Treatment Underway
GENZYME MOLECULAR ONCOLOGY (A Division of Genzyme Corporation) Combined Statements of Operations (Unaudited, amounts in thousands, except per share amounts)
Condensed Combined Balance Sheets (Unaudited, amounts in thousands)
GENZYME CORPORATION Consolidated Statements of Operations (Unaudited, amounts in thousands, except per share amounts)
GENZYME CORPORATION Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands)